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                                                                     EXHIBIT 2.2

                              FIRST AMENDMENT TO
                         THE STOCK PURCHASE AGREEMENT


        This FIRST AMENDMENT TO THE STOCK PURCHASE AGREEMENT dated as of December 20, 1996 ("First amendment") is made by and among Vail Resorts, Inc., a Delaware corporation ("Vail"), Ralston Foods, Inc., a Nevada corporation ("Foods"), and Ralston Resorts Inc., a Colorado corporation ("Ralston"), amending certain provisions of the Stock Purchase Agreement dated as of July 22, 1996 (the "Purchase Agreement"), by and among Vail, Foods and Ralston. Terms not otherwise defined herein which are defined in the Purchase Agreement shall have the same respective meanings herein as therein.


        WHEREAS, Vail, Foods and Ralston have agreed to modify certain terms and conditions of the Purchase Agreement as specifically set forth in this First Amendment.

        NOW THEREFORE, in consideration of the premises and mutual agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                     AMENDMENTS TO PURCHASE AGREEMENT

                1.1 Section 10.3 of the Purchase Agreement is amended in its entirety to read as follows:

                11.3 Final Closing Date. This Agreement will terminate if the
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Closing has not taken place on or before January 10, 1997.


                                  ARTICLE II


                    PROVISIONS OF GENERAL APPLICATION

                2.1 Except as otherwise expressly provided by this First Amendment, all of the terms, conditions and provisions to the Purchase Agreement remain unaltered. The Purchase Agreement and this First Amendment shall be read and construed as one agreement.

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        2.2  If any of the terms of this First Amendment shall conflict in any respect with any of the terms of the Purchase Agreement, the terms of the First Amendment shall be controlling.

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized officers all as of the day and year first above written.

                                        VAIL RESORTS, INC.

                                        By: /s/ James Mandel
                                           --------------------------------
                                             Name:  James Mandel
                                             Title: S.V.P.


                                        RALSTON FOODS, INC.

                                        By: /s/ J.A. Micheletto
                                           --------------------------------
                                             Name:  J.A. Micheletto
                                             Title: Chief Executive Officer



                                        RALSTON RESORTS, INC.

                                        By: /s/ J.A. Micheletto
                                           --------------------------------
                                             Name:  J.A. Micheletto
                                             Title: Chief Executive Officer